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                                                               EXHIBIT 10.3.34

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES LAWS OR THEY OR SUCH OFFER, SALE OR TRANSFER ARE EXEMPT FROM SUCH REGISTRATION AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE, TO THAT EFFECT.

           5% CONVERTIBLE SUBORDINATED DEBENTURE DUE FEBRUARY 13, 1998

$1,500,000                                                       Rehovot, Israel
CSN No. 1                                                      February 13, 1996

     FOR VALUE RECEIVED, XTL BIOPHARMACEUTICALS, LTD., a public company organized under the laws of the State of Israel (the "Company"), hereby promises to pay to Neoprobe Corporation, a Delaware corporation, or its registered assigns (the "Holder"), on February 13, 1998 (the "Maturity Date"), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

ARTICLE 1. Interest. The Company shall pay interest on the principal amount of this Debenture at the rate of five percent (5%) per year in annual payments commencing on the first anniversary of the original issuance hereof and on each subsequent anniversary of such date until the principal hereof is paid in full or has been converted. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Debenture. The Company shall pay interest on this Debenture to the Holder hereof at the opening of business on the interest payment date; provided, however, that if the Company does not pay interest on the interest payment date provided for in the previous sentence, it shall pay such interest to the Holder hereof on the date such payment is made. Interest shall be computed on the basis of the actual number of years and days elapsed.

ARTICLE 2. Method of Payment. This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in money of the United States that at the time of payment is legal tender for the payment of public and private debts. The Company may pay interest by a check payable in such money. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to its address as shown on the Register (as defined in Section 7.2 below). The Company may pay principal by a certified or official bank check payable in such money. All payments on this Debenture shall be applied first to the payment of accrued but previously unpaid interest on this Debenture and then to the reduction of the principal balance of this Debenture. The Company may not prepay any part of the outstanding principal balance of this Debenture without the prior written consent of the Holder.

ARTICLE 3. Conversion

      SECTION 3.1. Conversion Privilege.

     (a) The Holder of this Debenture may convert it into Class A Common Shares, nominal value NIS


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0.20 per share, of the Company ("Common Shares") at any time until it is paid in full. The number of Common Shares issuable upon the conversion of this Debenture is determined by dividing the principal amount hereof to be converted plus all accrued interest thereon by the conversion price (see Article 4 below) in effect on the conversion date (as defined in Section 3.2 below) and rounding the result to the nearest 1/100th of a share.

     (b) Less than all of the principal amount of this Debenture may be converted into Common Shares if the portion converted is $100,000 or a whole multiple of $100,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture also apply to the conversion of a portion of it. All accrued interest on the Debenture shall be added to the amount converted if less than all of the principal amount of this Debenture is converted and shall be deemed to be paid and discharged thereby.

     (c) If, at the time of the conversion of any portion of this Debenture pursuant to paragraph (a) of this Section 3.1, any Class A Preferred Shares, nominal value NIS 0.20 per share, of the Company (the "Preferred Shares") are outstanding, the Holder will receive Preferred Shares upon such conversion in lieu of receiving Common Shares. The number of Preferred Shares issuable in such event shall be the number of Common Shares into which the portion of the Debenture being converted would be converted but for the operation of this paragraph (c) divided by the then applicable conversion ratio. The conversion ratio is the number of Common Shares into which each Preferred Share is then convertible.

     SECTION 3.2. Conversion Procedure.

     (a) Except as otherwise provided in paragraph (b) of this Section 3.2 below, to convert this Debenture into Common Shares, the Holder must (a) complete and sign the Notice of Conversion attached hereto, (b) surrender the Debenture to the Company, (c) furnish appropriate endorsements and transfer documents if so requested by the Company and (d) subject to Section 3.4, pay any transfer or similar tax if required by the Company. The date upon which all of the foregoing requirements are satisfied is the conversion date.

     (b) This Debenture shall be automatically converted into Common Shares upon the earliest of (i) the Maturity Date, if and only if no Event of Default (as such term is defined in Article 6 below) and no event which, with the giving of notice or the passage of time, would be an Event of Default has occurred and is continuing on the Maturity Date, (ii) the entry by the Holder and the Company into a License Agreement or a Supply Agreement under Section 6.1 of the Research Agreement between the Holder and the Company of even date with the original issuance hereof or (iii) the successful closing of an initial public offering of Common Shares pursuant to which at least one million (1,000,000) shares or shares having a gross sale price of at least $6,000,000 are sold to persons not affiliated with the Company, the Holder or any underwriter of such offering at a price in excess of the then effective conversion price and after which Common Shares are traded on a securities exchange in the United States or Israel. The Holder may defer the automatic conversion of this Debenture on the Maturity Date until the second anniversary thereof by means of a written notice delivered to the Company before the Maturity Date. During such deferral, the Holder may voluntarily convert this Debenture into Common Shares under the provisions of paragraph (a) of this Section 3.2. above, the conversion price shall not be adjusted pursuant to the provisions of Sections 4.1 or 4.3 below by reason of any transaction that occurs after the Maturity Date, interest shall not accrue on this Debenture unless an Event of Default has occurred and is continuing but interest for periods before the Maturity Date shall be payable and upon the occurrence of an event described in clauses (ii) and (iii) of the first sentence of this paragraph (b), this Debenture shall be automatically converted into Common Shares.

     (c) Within five business days after the conversion date, the Company shall deliver a certificate for the number of full Common Shares issuable upon the conversion and a check for any fraction of a share. The Holder shall be treated as a shareholder of record on and after the conversion date. If one person converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of Debentures converted. Upon surrender of a Debenture that is to be converted in part, the Company


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shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

     SECTION 3.3. Fractional Shares. The Company shall not issue a fractional share of Common Shares upon the conversion of this Debenture. Instead, all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares or other securities, properties or rights issuable upon the conversion of this Debenture.

     SECTION 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion of this Debenture.

     SECTION 3.5. Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Shares or Common Shares held in treasury enough Common Shares to permit the conversion of this Debenture. All Common Shares which may be issued upon the conversion hereof shall be fully paid and nonassessable.

     SECTION 3.6. Restrictions on Transfer. This Debenture and the Common Shares issuable upon the conversion hereof have not been registered under the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder or state securities or blue sky laws or similar laws of the State of Israel (the "Securities Laws") and this Debenture and the Common Shares issuable upon the conversion of this Debenture may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer is registered under the Act or such securities or such transfer is exempt from such registration and the Company has received an opinion of counsel, reasonably satisfactory to the Company in form and substance, stating that such securities or such offer, sale or transfer is exempt from registration under the Act.

ARTICLE 4. Conversion Price; Adjustments. The conversion price shall be Eight and 79/100 Dollars ($8.79) on the date of the first issue of any of the Debentures. Thereafter the conversion price will be adjusted from time to time as follows:

     SECTION 4.1. Computation of Adjusted Conversion Price. If the Company, at any time after the date hereof and while this Debenture is outstanding, issues or sells any Common Shares, including shares held in the Company's treasury and Common Shares issued upon the exercise of any options, rights or warrants to subscribe for Common Shares and Common Shares issued upon the direct or indirect conversion or exchange of securities for Common Shares, for a consideration per share that is less than either the conversion price (as hereinafter defined) or the Market Price (as hereinafter defined) in effect immediately before the issuance or sale of such shares, or without consideration, then upon such issuance or sale, the conversion price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient of

(a) an amount equal to the sum of

     (i) the number of Common Shares outstanding immediately before such issuance or sale multiplied by the lesser of (A) the conversion price in effect immediately before such issuance or sale or (B) the Market Price in effect on the date immediately before such issuance or sale, plus

     (ii) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale,

divided by (b) the number of Common Shares outstanding immediately after such issuance or sale;

provided, however, that the conversion price will not be adjusted pursuant to this computation to be an amount in excess of the conversion price in effect immediately before such issuance or sale. This Section 4.1 does not apply to a split or combination of Common Shares or a dividend thereon payable in Common Shares for which an adjustment is made under Section 4.4 below.

     SECTION 4.2. General Rules for Computation of Adjustments. For the purposes of any computation to be made in accordance with Section 4.1 or 4.3, the following provisions shall be applicable:


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         (a) Commissions and Discounts. The aggregate of the amount of all consideration, if any, received by the Company upon any issuance or sale of Common Shares shall be deemed to include the amount paid for such shares before deducting any commissions or other compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

         (b) Other Than Cash Consideration. If Common Shares are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

         (c) Reclassification. The reclassification of securities of the Company other than Common Shares into other securities of the Company shall be deemed to involve the issuance of such Common Shares for a consideration other than cash immediately before the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such Common Shares shall be determined as provided in paragraph (b) of this Section 4.2.

         (d) Outstanding Shares. The number of Common Shares outstanding at any one time shall be deemed to include the aggregate number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of any and all outstanding options, rights, warrants to purchase Common Shares and upon the conversion or exchange of any and all outstanding securities convertible or exchangeable into Common Shares.

         (e) Market Price. As used herein, the term "Market Price" at any date shall be deemed to be (i) the last reported sale price for the current or most recent trading days as officially reported by the securities exchange or market on which the Common Shares are principally traded, (ii) if the Common Shares are not principally traded on a securities exchange or market, the closing bid quotation on such day as furnished by an inter-dealer quotation system or
(iii) if the Common Shares are not so quoted, as determined in good faith by a resolution of the Board of Directors of the Company, based on the best information available to it.

         (f) Common Shares. As used herein, the term "Common Shares" means (i) the class of stock designated as Class A Common Shares in the Articles of Association of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in nominal value, or from nominal value to no nominal value, or from no nominal value to nominal value. If the Company issues securities with greater or superior voting rights than the Common Shares outstanding as of the date hereof, the Holder, at its option, may receive upon conversion of this Debenture either Common Shares or a like number of such securities with greater or superior voting rights.

     SECTION 4.3. Options, Rights, Warrants and Convertible and Exchangeable Securities. If the Company at any time after the date hereof and while this Debenture is outstanding, issues options, rights or warrants to subscribe for Common Shares, or issues any securities convertible into or exchangeable for Common Shares, for a consideration per share less than either the conversion price or the Market Price in effect immediately before the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the conversion price in effect immediately before the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section
4.1 hereof, provided that:

         (a) The aggregate maximum number of Common Shares, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and shall be deemed to be issued for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for the issuance of such options, rights or warrants.


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         (b) The aggregate maximum number of Common Shares issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration received by the Company for the issuance of such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

         (c) If any change shall occur in the conversion price provided for in any of the options, rights or warrants referred to in clause (a) of this Section 4.3, or in the price per share at which the securities referred to in clause (b) of this Section 4.3 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         (d) Except as provided in clause (c) of this Section 4.3, no further adjustment of the conversion price shall be made upon the actual issuance of the Common Shares upon the exercise of such options, rights or warrants, or the conversion or exchange of such convertible or exchangeable securities.

     SECTION 4.4. Split, Subdivision or Combination of Shares. If, at any time while this Debenture remains outstanding, the Common Shares are split or if a dividend of Common Shares is paid on the Common Shares, the conversion price hereof shall be decreased automatically by the ratio between the number of Common Shares outstanding immediately before such event and the number of Common Shares outstanding immediately after such event (assuming that there is no elimination of fractional shares as a result of such split or dividend). If the Common Shares are combined into a lesser number of Common Shares, the conversion price hereof shall be increased automatically by the ratio between the number of Common Shares outstanding immediately before such event and the number of Common Shares outstanding immediately after such event (assuming that there is no elimination of fractional shares as a result of such combination).

     SECTION 4.5. Merger, Sale of Assets, etc. If, at any time while this Debenture or any portion thereof is outstanding, there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein) of the Company, (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (c) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Debenture shall thereafter be entitled to receive upon conversion of this Debenture, during the period specified herein and upon payment of the conversion price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Debenture would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Debenture had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Article 4. The foregoing provisions of this
Section 4.5 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Debenture. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors, which determination shall be conclusive in the ab-


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sence of manifest error. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors, which determination shall be conclusive in the absence of manifest error) shall be made in the application of the provisions of this Debenture with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Debenture shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Debenture.

     SECTION 4.6. Reclassification, etc. If the Company, at any time while this Debenture remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Debenture exist into the same or a different number of securities of any other class or classes, this Debenture shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Debenture immediately prior to such reclassification or other change and the conversion price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Article 4.

     SECTION 4.7. Dividends of Other Securities or Property. If, while this Debenture or any portion hereof remains outstanding and unexpired, the holders of the securities as to which conversion rights under this Debenture exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then, and in each case, this Debenture shall represent the right to acquire, in addition to the number of shares of the security receivable upon conversion of this Debenture, and without payment of any additional consideration therefor, the amount of such other or additional stock or other security or property (other than cash) of the Company that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Debenture on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Article 4.

     SECTION 4.8. Certificate as to Adjustments. Upon the occurrence of each adjustment pursuant to this Article 4, the Company at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and the conversion price before and after the adjustment. The Company shall, at any time upon the written request of any Holder, furnish to such Holder a certificate setting forth: (a) such adjustments; (b) the conversion price then in effect; and (c) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Debenture.

     SECTION 4.9. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Debenture against impairment.

     SECTION 4.10. No Adjustment of Conversion Price in Certain Cases. No adjustment of the conversion price shall be made:

         (a) Upon the issuance or sale of the Common Shares issuable upon the conversion of the Debentures or the exercise of the warrant issued to the Holder on the date of the original issuance of the Debenture (the "Warrant") or any convertible securities outstanding on the Debenture Issue Date and described in writing to the Holder on or before the Debenture Issue Date; or

         (b) Upon the issuance or sale of Common Shares upon the exercise of options, rights or warrants, or upon the conversion or exchange of convertible or exchangeable securities, in any case where the conversion price was adjusted at the time of issuance of such options, rights or warrants, or

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convertible or exchangeable securities, as contemplated by Section 4.3 hereof;
or

         (c) If the amount of said adjustment shall be less than one cent ($.01) per Common Share, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($.01) per Common Share; or

         (d) Upon the issuance of options to directors, employees or consultants of the Company or the exercise of such options if such options were issued under a plan which was approved by the shareholders of the Company and the Holder or which was existing on the date this Debenture was originally issued, the plan is administered by a committee of independent directors, the number of Common Shares issuable under the plan and all other similar plans is limited to twenty per cent (20%) of the number of outstanding Common Shares at the time the plan is approved by the shareholders, the term of the option does not exceed ten (10) years from the date of grant and the exercise price of the option is not less than the Market Price of the Common Shares on the date of grant.

ARTICLE 5. Subordination

     SECTION 5.1. Agreement to Subordinate. The Company agrees, and the Holder by accepting this Debenture agrees, that the indebtedness evidenced by this Debenture is subordinate in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full of all Senior Debt (as hereinafter defined), and that such subordination is for the benefit of the holders of Senior Debt.

     SECTION 5.2. Certain Definitions. As used in this Article 5, "Debt" means any indebtedness for money borrowed from banks. "Senior Debt" means Debt of the Company outstanding at any time except Debt which by its terms is not senior in right of payment to the Debentures. A "distribution" may consist of cash, securities or other property.

     SECTION 5.3. Liquidations; Dissolutions; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (a) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the Holder hereof shall be entitled to receive any payment of principal of or interest on this Debenture and (b) until the Senior Debt is paid in full in cash, any distribution to which the Holder hereof would be entitled but for this Article 5 shall be made to holders of Senior Debt as their interests may appear, except that the Holder hereof may receive securities that are subordinated to Senior Debt to at least the same extent as this Debenture.

     SECTION 5.4. Default on Senior Debt. The Company may not pay principal of or interest on this Debenture and may not acquire this Debenture for cash or property other than capital stock of the Company if (a) a default on Senior Debt occurs and is continuing that permits the holders of such Senior Debt to accelerate its maturity and (b) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may validly give such notice. If the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default and the same issue of Senior Debt shall not be effective for purposes of this Section. The Company may resume payments on the Debenture and may acquire it when (i) the default is cured or waived or (ii) 10 days pass after the notice is given if the default is not the subject of judicial proceedings, if this Article 5 otherwise permits the payment or acquisition at that time.

     SECTION 5.5. Acceleration. If payment of this Debenture is accelerated because of an Event of Default (as such term is defined in Article 6 below), the Company shall promptly notify holders of Senior Debt of such acceleration. The Company may pay this Debenture when 10 days have passed after the acceleration occurs if this Article 5 permits the payment at that time.


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     SECTION 5.6. Payments of Distributions to Senior Debt. If a distribution is made to the Holder of this Debenture that, because of this Article 5, should not have been made, such Holder shall hold it in trust for the holders of Senior
Debt and shall pay it over to them as their interests may appear.

     SECTION 5.7. Notice by Company. The Company shall promptly notify the Holder hereof of any facts known to the Company that would cause a payment of principal of or interest on this Debenture to violate this Article 5.

     SECTION 5.8. Subrogation. After all Senior Debt is paid in full and until this Debenture is paid in full, the Holder hereof shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holder of this Debenture have been applied to the payment of Senior Debt. A distribution made under this Article 5 to holders of Senior Debt which otherwise would have been made to the holders of the Debentures is not as between the Company and the holders of the Debentures a payment by the Company on Senior Debt.

     SECTION 5.9. Relative Rights. This Article 5 defines the relative rights of the Holder of this Debenture and the holders of Senior Debt. Nothing in this Debenture shall (a) impair, as between the Company and the Holder hereof, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Debenture in accordance with its terms, (b) affect the relative rights of the Holder of this Debenture and the creditors of the Company other than the holders of Senior Debt or (c) prevent the Holder of this Debenture from exercising its available remedies upon an Event of Default, subject to the rights of the holders of Senior Debt to receive distributions otherwise payable to the Holder of this Debenture. If the Company fails because of this Article 5 to pay principal of or interest on this Debenture on the due date, the failure will still be an Event of Default after the lapse of any applicable grace period.

     SECTION 5.10. Subordination May Not Be Impaired By Company. No right of any holder of Senior Debt to enforce the subordination of indebtedness evidenced by this Debenture shall be impaired by any act or failure to act by the Company or by its failure to comply with this Article 5.

     SECTION 5.11. Distribution or Notice to Trustee. Whenever a distribution is made or a notice is given to holders of Senior Debt, the distribution may be made and the notice given to an indenture trustee or other trustee, agent or representative of such holders.

ARTICLE 6. Defaults and Remedies; Redemption

     SECTION 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment of interest on this Debenture when the same becomes due and payable and fails to make such payment for a period of ten (10) business days thereafter, (c) the Company fails to comply with any of its other material agreements in this Debenture or in the Investor's Rights Agreement between the Company and the Holder of even date with the original issuance hereof and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar law of the United States, the State of Israel or any state of the United States for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures notify the Company of such default and the

Company does not cure it within sixty (60) days after the receipt of such notice.

     SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

     SECTION 6.3. Redemption. If the Company or any of its subsidiaries (a) sells or otherwise disposes of, whether by means of a direct sale of assets, a merger or consolidation or otherwise, all or substantially all of their consolidated assets, whether in a single transaction or as a result of a series of related or unrelated transactions, (b) acquires another corporation or person (other than one which does not have material assets or liabilities at the time of acquisition), whether by means of an acquisition of the assets or a controlling interest in the voting securities of such corporation or person, a merger or consolidation with such corporation or person or otherwise, (i) which is not engaged in a business that is reasonably related to the Company's business, or (ii) whether or not engaged in a business that is related to the Company's business, for a consideration (including any liabilities assumed) that exceeds Five Million Dollars ($5,000,000) or (c) merges or consolidates with any person (other than a merger or consolidation in which the Company is the surviving corporation, its articles of association are the articles of association of the surviving corporation without amendment, the bylaws of the Company immediately before the merger continue to be the bylaws of the surviving corporation without amendment, the officers and directors of the Company immediately before the merger continue to be the officers and directors of the surviving corporation without change in their titles or authorities, and the holders of the Common Shares immediately before the merger continue to hold such shares in the surviving corporation and their shares have eighty percent (80%) of the voting power for all purposes of the surviving corporation); then the Company will, upon the request of the Holder and the tender of this Debenture to the Company by the Holder together with the tender of the unexercised portion of the Warrant to the Company, redeem this Debenture by payment to the Holder of the redemption price, which shall be the principal amount hereof together with all accrued interest hereon as of the date on which this Debenture is tendered to the Company for redemption, in money of the United States that at the time of payment is legal tender for the payment of public and private debts. The Company may pay the redemption price by a certified or official bank check payable in such money. Upon the payment of the redemption price, the Warrant shall be canceled and the Company shall have no further liability or obligations thereunder.

ARTICLE 7. Registered Debentures

     SECTION 7.1. Series. This Debenture is one of a numbered series of Debentures having an aggregate principal amount of not more than $1,500,000 which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures." The Debentures shall be issued in denominations of $100,000 and whole multiples of $100,000.

     SECTION 7.2. Record Ownership. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Shares and otherwise exercise all of the rights and powers as the absolute owner hereof.

     SECTION 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to
Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the trans-fer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the recordholder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof.

     SECTION 7.4. Worn and Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

ARTICLE 8. Notices

     Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person, mailed by air-mail, postage prepaid or sent by facsimile transmission and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. Such notice shall be effective upon delivery thereof if delivered in person, five (5) days after mailing if air-mailed or upon electronic confirmation of receipt if sent by facsimile transmission.

ARTICLE 9. Time

     Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain day, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 9, such extended time shall not be included in the computation of interest.

ARTICLE 10. Waivers

     The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal of or interest on any Debenture.

ARTICLE 11. Rules of Construction

     In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder.

ARTICLE 12. Governing Law

     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.


                          XTL BIOPHARMACEUTICALS, LTD.



                          By:
                             -------------------------------------------------
                          Name: Martin Becker
                          Title: President and Chief Executive Officer



     Customary abbreviations may be used in the registered name of a Holder of Debentures or an assignee, such as: TEN COM (= as tenants in common), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                              NOTICE OF CONVERSION




     [TO BE COMPLETED AND SIGNED ONLY UPON CONVERSION OF DEBENTURE]

     The undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into Class A Common Shares, nominal value NIS
0.20 per share, of XTL Biopharmaceuticals, Ltd. as follows:

                                                            Dollars ($        )*
[Complete if less than      ----------------------------------------------------
 all of principal             ($100,000 or integral multiples of $100,000)
 amount is to be
 converted]


          *If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture.

Date:                   Sign:
     --------------          ---------------------------------------------------
                        (Signature must conform in all respects to name of
                         Holder shown on face of this Debenture)

                             ASSIGNMENT OF DEBENTURE

The undersigned hereby sell(s) and assign(s) and transfer(s) unto
                                                                  --------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                   (name, address and SSN or EIN of assignee)

                                                             Dollars ($        )
- --------------------------------------------------------------------------------
   (principal amount of Debenture, $100,000 or integral multiples of $100,000)


of principal amount of this Debenture together with all accrued interest hereon.


Date:                  Sign:
     ------------           ----------------------------------------------------
                       (Signature must conform in all respects to name of Holder
                         shown on face of Debenture)


Signature Guaranteed: